EXHIBIT 10.13

AMENDMENT NO. 1 TO

TRADITIONAL PROGRAM BUSINESS

QUOTA SHARE REINSURANCE AGREEMENT

This AMENDMENT No. 1 (this “Amendment”), dated as of May 26, 2006 (the “Effective Date”), to the Traditional Program Business Quota Share Reinsurance Agreement (the “Agreement”) by and among Tower Insurance Company of New York, Tower National Insurance Company and CastlePoint Reinsurance Company, Ltd., effective April 5, 2006.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

RECITALS

A.            The parties entered into the Agreement effective April 5, 2006, pursuant to which the Reinsurer has agreed to reinsure the Traditional Program Business written by the Company, on the terms and subject to the conditions set forth in the Agreement.

B.            The parties now desire to amend the Agreement in accordance with Paragraph B. of Article XXIV of the Agreement, as set forth in this Amendment, which Amendment is effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and undertakings set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

A.            Amendment.

1.             Reference is made to Article VII “Reinsurance Premium” of the Agreement.  The Company has determined, and the parties hereby agree, that the Company’s ceded net unearned premium reserve for the Business Covered by the Agreement for the 2005 and 2006 treaty years as of March 31, 2006 was $1,065,038.

B.            Miscellaneous.

1.             Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect without modification thereto.

2.         This Amendment may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3.         This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed according to the laws of the State of New York, exclusive of the rules with respect to conflicts of law.

IN WITNESS WHEREOF, the Company and the Reinsurer have caused this Amendment to be executed as of the day and year first above written.

TOWER INSURANCE COMPANY OF NEW YORK

By:	/s/ Francis M. Colalucci
	Name:	Francis M. Colalucci
	Title:	Senior Vice President and Chief Financial Officer

TOWER NATIONAL INSURANCE COMPANY

By:	/s/ Francis M. Colalucci
	Name:	Francis M. Colalucci
	Title:	Senior Vice President and Chief Financial Officer

CASTLEPOINT REINSURANCE COMPANY, LTD.

By:	/s/ Joel S. Weiner
	Name:	Joel S. Weiner
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

TRADITIONAL PROGRAM BUSINESS QUOTA SHARE REINSURANCE AGREEMENT]